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                                                                 EXHIBIT 10.2(v)


                               AMENDMENT NO. 2

                                      TO

                        EXECUTIVE RETIREMENT AGREEMENT

                                     FOR

                              JAMES C. VAN METER

                         (Effective January 1, 1992)

    THIS AMENDMENT entered into on the 28th day of February, 1994, between GEORGIA-PACIFIC CORPORATION, a Georgia corporation having its principal office in Atlanta, Georgia (hereinafter referred to as "G-P"), and JAMES C. VAN METER (hereinafter referred to as "Employee"):



                             W I T N E S S E T H:
                             --------------------
     WHEREAS, Employee has rendered valuable services to G-P and its subsidiaries and has elected to resign effective May 13, 1994;

     WHEREAS, it is desired to modify Employee's Executive Retirement Agreement (the "Agreement") in certain respects;

    IT IS HEREBY AGREED THAT:

    1. The provisions of Paragraph 4(c) of the Agreement are amended and restated in their entirety to read as follows:

          "(c)   The monthly Retirement Payment payable to Employee if
             eligible for Termination benefits under Paragraph 4(a) shall equal the Retirement Payment to which Employee would be entitled if Employee were eligible for
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         Normal Retirement under Paragraph 2(a) as of the date of Employee's termination of employment."

               2. The provisions of Paragraph 9 of the Agreement are amended and restated in their entirety to read as follows:

                   "9.   Forfeiture of Benefits.
                         -----------------------
                           As consideration for the benefits provided under this Agreement and notwithstanding any other provisions of this Agreement, Employee shall forfeit all entitlement to monthly Retirement Payments (whether to Employee or Employee's spouse) if Employee, within a period of three (3) years after the date Employee's employment with G-P and its subsidiaries terminates, whether by retirement or otherwise, is employed as an officer, director, manager, sales representative (if his responsibilities at G-P included sales) or business consultant in the United States by the following employers and their respective successors and/or affiliates: (i) Weyerhauser Company; (ii) The International Paper Company; (iii) Louisiana-Pacific Corporation; (iv) Champion International Corporation; (v) Union Camp Corporation; (vi) Boise Cascade Corporation; and (vii) Stone Container Corporation. Employee shall notify the Chairman of the Board of the Company of his acceptance of a competing position within ten (10) days after the effective date of his acceptance and shall reimburse G-P for payments under this Agreement to which he is not entitled. G-P may offset this obligation of Employee against any and all obligations or liabilities it owes to Employee, and if it is necessary to seek reimbursement through legal process, Employee agrees to reimburse G-P for its costs and attorneys fees in such an action. For purposes of this Paragraph 9: (i) the term "affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with the employer in question, whether by stock ownership, agreement or otherwise; and (ii) the terms "control", "controlling" and "controlled" shall refer to direct or indirect ownership of at least fifty percent (50%) of the voting stock, partnership interests or income or other beneficial interest with respect to the entity in question. Once benefits are forfeited under this provision they may not be reinstated, even if the competing position is relinquished. If any aspect of this forfeiture provision is determined to be unenforceable as drafted, it is the intention of the parties that, to the extent permitted by applicable law, the objectionable portion(s) of this provision shall be severed or restricted (as the case may be) and that, except as so modified, the provision shall be enforced."


               3. This amendment shall be effective from and after May 13, 1994. Except as heretofore and hereinabove amended and modified, the Agreement as effective January 1, 1992, shall remain in full force and effect.





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                 IN WITNESS WHEREOF, G-P has caused this Amendment to be signed by its duly authorized officer, and Employee has hereunto set his hand as of the date and year first above written.

                                          GEORGIA-PACIFIC CORPORATION


                                          By:  /s/ A.D. Correll
                                               -----------------------------
                                               A. D. Correll
                                               Chairman
                                               and Chief Executive Officer

                                          EMPLOYEE:


                                               /s/ James C. Van Meter
                                               -----------------------------
                                               James C. Van Meter





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